UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

The registrant is filing this Form 8-K/A to correct a typographical error that appeared in the Form 8-K filed on March 13, 2013. In that Form 8-K, the registrant announced that it would conduct a presentation at a Capital Markets Day conference and filed under cover of that Form 8-K, both the press release and the slide presentation to be made during the Capital Markets Day presentation. The first sentence of the Form 8-K and the description in Exhibit 99.2 in the list of Exhibits filed with the Form 8-K mistakenly referred to "May 13, 2013" instead of "March 13, 2013". All other references to the event, press release and materials for the event properly reflected the date of March 13, 2013. The registrant is filing this amendment to avoid any confusion that may have arisen because of the typographical error in the Form 8-K text.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits            Item
99.1            Press Release dated March 13, 2013 (previously filed).
99.2            Slide Presentation to be made at Capital Markets Day Conference (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.
Date:	March 14, 2013	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary